UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2011

FINDEX.COM, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29963	88-0378462
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4437 South 134th Street, Omaha, Nebraska	68137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(402) 333-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2011, FindEx.com, Inc., the registrant (the “Company,” “us,” “we,” “our”), entered into a Software Product Line Purchase Agreement (the “Agreement”) with WORDsearch Corp., L.L.C., a Delaware limited liability company (“WSC”). Pursuant to the Agreement, WSC agreed to acquire from us all of the assets associated with our QuickVerse product line (the “QuickVerse Product Line”).  The purchase price to be paid by WSC at closing consists of $975,000 in cash and the assumption of up to $140,000 of our then-existing liabilities. The QuickVerse Product Line, which had accounted for 86% of our aggregate revenues during the year-ended December 31, 2010, centers around our industry-leading Bible-study software program. The specific assets conveyed will include, among others, the underlying software source code, registered trade names, and existing product inventories.

The Agreement contains customary representations and warranties associated with similar asset conveyance transactions, and provides for indemnification by us in an amount not to exceed the purchase price.

Certain covenants on the part of each party have been included in the Agreement relating to their respective obligations during the period prior to closing of the transaction. For us, these covenants include, among others, the using of our reasonable efforts to obtain the required consents to the transaction, the conducting of our QuickVerse related business in the ordinary course, and the diligent and consistent application of our reasonable best efforts in good faith to obtain the approval of our stockholders. For WSC, these covenants include, among others, to use reasonable efforts to obtain all required consents, and to diligently and consistently apply its best efforts in good faith to secure financing from a qualified commercial bank to effect the transaction as soon as reasonably practicable.

Certain closing conditions for each party have been included in the Agreement. For us, these conditions include those that are customarily associated with similar asset conveyance transactions.  For WSC, these conditions also include those that are customarily associated with similar asset conveyance transactions but additionally include, among others, the settlement by us on certain aggregate terms of certain existing liabilities, and the obtaining by WSC of financing from a qualified commercial bank to effect the transaction as soon as reasonably practicable.

Pursuant to the terms of the Agreement, the closing of the transaction will not occur after June 30, 2011.

The foregoing description of provisions contained in the Software Product Line Purchase Agreement do not purport to be complete and are qualified in their entirety by the Software Product Line Purchase Agreement itself, a copy of which is attached to this Current Report on Form 8-K as exhibit 10.35.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed herewith:

(d) Exhibits

Exhibit No.	Description
10.35	Software Product Line Purchase Agreement between FindEx.com, Inc. and WORDsearch Corp., L.L.C. dated May 5, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINDEX.COM, INC.

Dated: May 10, 2011	By:	/s/ Steven Malone
Steven Malone
President & Chief Executive Officer